Exhibit 99.1

FOR IMMEDIATE RELEASE

Alimera Sciences Takes Legal Action Against ANI Pharmaceuticals to Enforce Merger Agreement

Alimera Has Filed Lawsuit in the Delaware Court of Chancery to Compel ANI to Close Merger Transaction and Honor its Contractual Obligations

Alimera Shareholders Approved Merger Agreement on September 4, Clearing Last Requirement for Closing

ATLANTA, September 10, 2024 – Alimera Sciences, Inc. (Nasdaq: ALIM) (“Alimera”), a global pharmaceutical company whose mission is to be invaluable to patients, physicians and partners concerned with retinal health and maintaining better vision longer, today announced that it has filed a lawsuit in the Delaware Court of Chancery (the “Court”) to compel ANI Pharmaceuticals, Inc. (Nasdaq: ANIP) (“ANI”) to fulfill its contractual obligation to close the transaction contemplated by the companies’ previously announced Agreement and Plan of Merger dated June 21, 2024 (the “Merger Agreement”), following Alimera shareholders’ approval of the transaction on September 4, 2024.

Alimera issued the following statement:

“Alimera has fulfilled all its requirements to close the Merger Agreement, yet ANI has failed to adhere to its obligation to close on time. We believe the merger offers compelling value for our shareholders and remain focused on completing the transaction. Accordingly, we are committed to taking all actions necessary to ensure that happens. We are confident we will prevail in the Delaware Court of Chancery and look forward to consummating the merger of our companies.”

Specifically, Alimera’s lawsuit asks the Court to require ANI to comply with its obligations to complete the transaction as contemplated by the Merger Agreement.

About Alimera Sciences, Inc.

Alimera Sciences is a global pharmaceutical company whose mission is to be invaluable to patients, physicians and partners concerned with retinal health and maintaining better vision longer. For more information, please visit www.alimerasciences.com.

Forward-Looking Statements

This communication, and the documents to which Alimera refers you in this communication, contains not only historical information, but also forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent Alimera’s expectations or beliefs concerning future events, including the timing of the transaction and other information relating to the transaction. Forward-looking statements include information concerning possible or assumed future results of operations of Alimera, the expected completion and timing of the transaction and other information relating to the transaction. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “intends,” “forecasts,” “should,” “estimates,” “contemplate,” “future,” “goal,” “potential,” “predict,” “project,” “projection,” “may,” “will,” “could,” “should,” “would,” “assuming” and similar expressions are intended to identify forward-looking statements. You should read statements that contain these words carefully. They discuss Alimera’s future expectations or state other forward-looking information and may involve known and unknown risks over which Alimera has no control. Those risks include, (i) the risk that the transaction may not be completed at all, which may adversely affect Alimera’s business and the price of the common stock of Alimera, (ii) the outcome of the legal proceedings related to the merger agreement or the transaction, and (iii) risks related to diverting management’s attention from Alimera’s ongoing business operations. Forward-looking statements speak only as of the date of this communication or the date of any document incorporated by reference in this document. Further risks that could cause actual results to differ materially from those matters expressed in or implied by such forward-looking statements are described in Alimera’s SEC reports, including but not limited to the risks described in Alimera’s Annual Report on Form 10-K for its fiscal year ended December 31, 2023, as amended, and Alimera’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024 and June 30, 2024. Except as required by applicable law or regulation, Alimera does not undertake to update these forward-looking statements to reflect future events or circumstances.

Contact

Dan Zacchei / Ashley Areopagita

Longacre Square Partners

dzacchei@longacresquare.com / aareopagita@longacresquare.com